Item 30. Exhibit (g) iv. a. 9.

___________________________________________________________________________

NOTE: certain information enclosed within brackets

has been excluded from this exhibit because it is

both (i) not material and (ii) would likely cause

competitive harm to the registrant if publicly disclosed.

___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit 1

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(the “Reinsurer”)

Effective January 1, 2021 (the “Amendment Effective Date”), the Ceding Company’s retention is [___] for the Agreements listed in Exhibit 1 hereto. [___]

The Retention Reference in each Agreement shall be replaced with the applicable “Ceding Company’s Retention effective January 1, 2021” listed in Exhibit 1. There is no change to the Reinsurer’s share.

The cession amounts [___]. Per the Amendment effective June 1, 2016 (for applicable Agreements as shown in Exhibit 1), the Ceding Company [___]. The Ceding Company [___]

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	10/19/2021 | 11:48 AM EST
Chad Madore Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	10/19/2021 | 11:48 AM EST
Chad Madore Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	10/19/2021 | 11:48 AM EST
Chad Madore Head of Reinsurance Development

RGA REINSURANCE COMPANY

By:	DocuSigned by George Barnidge [___]	Date	10/19/2021 | 11:00 AM EST
George Barnidge Vice President and Actuary

Exhibit 1 - Agreements

Effective Date of Agreement	RGA Document Number	Coverage	TAI Codes	Ceding Company’s Retention effective August 1, 2021	Ceding Company’s Prior Retention	[___] Retention applies to inforce policies issued between:	Retention Reference in Agreement
[rows deleted]
5/1/2001	[___]	VUL II, [___]	[___]	• [___]	• [___]	• [___]	[___]
5/1/2001*	[___]	VUL II, [___]	[___]	• [___]	• [___]	• [___]	[___]
[___]	[___]	[___]	[___]	• [___]	• [___]	• [___]	[___]
2/29/2004	[___]	VUL Guard	[___]	• [___]	• [___]	• [___]	[___]
[rows deleted]

*  Does not include the 6/1/2016 amendment regarding [___]